Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-80081, 333-33130, 333-47388, 333-70620 and 333- 98135) of Silicon Storage Technology, Inc. of our report dated January 17, 2003, except for Note 13, which is as of January 23, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10- K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Jose, California
March 20, 2003